CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of PrimeSource Corporation and subsidiaries (the "Company") on Forms S-8 (File Nos. 33-71638 and 33-87360) of our reports dated February 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and 1997, and for the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


Philadelphia, PA
March 26, 1999